UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2013

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 28, 2013, Central European Distribution Corporation (“CEDC”) issued a press release announcing the withdrawal of the restructuring proposal previously made by A1 Investment Company, the SPI Group and Mark Kaufman, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events

On March 28, 2013 CEDC was informed by Roust Trading Ltd. (“RTL”) that RTL has commenced its offer to exchange, for each $1,000 principal amount of CEDC Senior Convertible Notes due 2013 (the “2013 Notes”), (a) $193.17 principal amount of new Senior Secured PIK Toggle Notes due 2016 to be issued by RTL and (b) $160.97 in cash. RTL’s exchange offer is being made pursuant to exemptions from the registration requirements of the U.S. Securities Act of 1933 to certain eligible holders of 2013 Notes who are either accredited investors or offshore investors as contemplated by RTL’s agreement with the steering committee of holders of 2013 Notes.

This filing is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell the notes or any other securities of CEDC. The securities being offered by RTL will not be and have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Central European Distribution Corporation on March 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Grant Winterton
Grant Winterton

Chief Executive Officer

Date: March 29, 2013